EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
CT Communications, Inc.:
      We consent to the incorporation by reference in the registration statements (Nos. 33-59641, 33-59645, 333-15537, 333-38895, 333-65818, 333-119873 and 333-65846) of CT Communications, Inc. of our report dated March 30, 2005, with respect to the consolidated balance sheets of CT Communications, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, comprehensive income (loss), stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2004, and related financial statement schedule, which report appears in the December 31, 2004 Annual Report on Form 10-K of CT Communications, Inc. Our report refers to a change in the Company’s method of accounting for goodwill and other intangible assets in 2002. Also, our report refers to the Company’s restatement of its 2003 and 2002 consolidated financial statements.

/s/ KPMG LLP
Charlotte, North Carolina
March 30, 2005